Exhibit 99.1

Viatris Announces Appointments of Scott A. Smith and Elisha W. Finney

to the Company’s Board of Directors

Directors Neil Dimick and Ian Read Retire

PITTSBURGH – December 29, 2022 – Viatris Inc. (NASDAQ: VTRS), a global healthcare company, today announced that Scott A. Smith and Elisha W. Finney have been appointed as Viatris’ newest members of its board of directors. Smith and Finney fill the vacancies created by the retirement of Neil Dimick and Ian Reid.

Scott Smith is a deeply experienced global biotechnology and pharmaceutical executive who currently serves as President and Executive Director of BioAtla, Inc. (NASDAQ: BCAB), a global biotechnology company focused on the development of Conditionally Active Biologic antibody therapeutics. Previously, Smith was President and Chief Operating Officer at Celgene Corporation, rising up the ranks from SVP and Global Head of Immunology, and then President of Inflammation and Immunology. Smith is known for his ability to build out, grow and manage large complex organizations. One of his many achievements during his 10-year career at Celgene was overseeing the clinical development, registration, launch and global commercial success of the blockbuster drug Otezla.

In addition to his board membership at BioAtla, Smith is also Chairman of the board of Triumvira Immunologics, Inc. and a member of the Apexigen, Inc. and Refuge Biotechnologies, Inc. boards of directors. He holds a BSc in Chemistry and Biology as well as an HBSc in Pharmacology and Toxicology from the University of Western Ontario and received his MS in International Management from the American Graduate School of International Management.

Elisha Finney is an experienced former public company executive officer and current public company director who most recently served a long and distinguished career at Varian Medical Systems, Inc. as Executive Vice President and Chief Financial Officer, overseeing corporate accounting, corporate communications and investor relations, internal audit, risk management, tax and treasury, and corporate information systems. During her time at Varian, she helped the company grow to be a world-leading manufacturer of medical devices and software for treating cancer and other medical conditions.

Finney currently serves on the boards of directors of Mettler-Toledo International Inc. and NanoString Technologies, Inc., each as Audit Committee Chair, and also serves on the board of directors of ICU Medical, Inc. as Chair of the Nominating and Governance Committee and member of the Audit Committee. She received her B.A. in Risk Management and Insurance from the University of Georgia and her master’s degree in Finance from Golden Gate University.

Retiring from the Viatris board of directors are Neil Dimick and Ian Read. Both have served on the Viatris board for over two years since the company was created through the combination of Mylan N.V. and Pfizer’s Upjohn business in November 2020 (the “Combination”).

Robert J. Coury, Executive Chairman of Viatris said, “On behalf of the entire Viatris board of directors, we cannot thank Neil and Ian enough for their service and significant contributions over these past years. I have personally and sincerely appreciated their partnership and collaboration as we worked together to lay out a very clear and deliberate two-phased strategy to return Viatris back to growth. I wish each of them the very best in their future endeavors.”

Coury continued, “We are also pleased to welcome Scott Smith and Elisha Finney to the board. Scott’s vast commercial and pharmaceutical expertise include not only strong M&A and business development skills, but also sales and marketing, commercial operations and new product development, including regulatory and clinical development strategies. I believe that the Viatris board will not only benefit from Scott’s deep industry knowledge, experience and overall business mindset, but will also be timely as we continue our strategy of moving the company up the pharmaceutical value chain.

“Additionally, Elisha, as a former strong public company senior executive with extensive board credentials, will add value to Viatris’ board in the areas of finance, regulatory, reimbursement and risk management. We look forward to working with both Scott and Elisha and the contributions that each will bring to our board.”

Neil Dimick said, “It has been my true pleasure to have been able to serve on the Mylan board from 2005 to 2020 and now the Viatris board since the Combination. During this time, I have witnessed firsthand the consistent, significant growth of these companies. I want to personally thank Robert and the entire board of directors for their partnership and strong collaboration. I wish Viatris nothing but the best and am happy to be able to retire knowing that I was able to contribute in paving the way for the company’s next phase of growth.”

Ian Read stated, “I have sincerely appreciated my time on the Viatris board of directors since the Combination. I believe we have made significant progress during this period not only in establishing an incredibly strong foundation for the company, but in achieving consistent execution against our strategic and financial objectives. As I conclude my tenure, and as Viatris prepares to enter into phase 2 of its evolution, I am honored to have had the opportunity to contribute to its success.”

About Viatris

Viatris Inc. (NASDAQ: VTRS) is a global healthcare company empowering people worldwide to live healthier at every stage of life. We provide access to medicines, advance sustainable operations, develop innovative solutions and leverage our collective expertise to connect more people to more products and services through our one-of-a-kind Global Healthcare Gateway®. Formed in November 2020, Viatris brings together scientific, manufacturing and distribution expertise with proven regulatory, medical, and commercial capabilities to deliver high-quality medicines to patients in more than 165 countries and territories. Viatris’ portfolio comprises more than 1,400 approved molecules across a wide range of therapeutic areas, spanning both non-communicable and infectious diseases, including globally recognized brands, complex generic and branded medicines, and a variety of over-the-counter consumer products. With approximately 37,000 colleagues globally, Viatris is headquartered in the U.S., with global centers in Pittsburgh, Shanghai and Hyderabad, India. Learn more at viatris.com, investor.viatris.com, and connect with us on Twitter at @ViatrisInc, LinkedIn and YouTube.

Forward-looking Statements

This press release includes statements that constitute “forward-looking statements.” These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward looking statements may include statements about Viatris’ strategy of moving the company up the value chain and the contributions that each new director will bring to Viatris’ board. Factors that could cause or contribute to such differences include, but are not limited to: our other strategic initiatives, including potential and completed divestitures, and restructuring initiatives may not achieve their intended benefits within the expected timeframe or at all; the implementation of our global restructuring initiatives and integration activities being more difficult, time consuming or costly than expected, or being unsuccessful; the potential impact of public health outbreaks, epidemics and pandemics, including the ongoing challenges and uncertainties posed by the COVID-19 pandemic; actions and decisions of healthcare and pharmaceutical regulators; changes in healthcare and pharmaceutical laws and regulations in the U.S. and abroad; any regulatory, legal or other impediments to Viatris’ ability to bring new products to market, including but not limited to “at-risk” launches; Viatris’ or its partners’ ability to develop, manufacture, and commercialize products; the scope, timing and outcome of any ongoing legal proceedings, and the impact of any such proceedings; any significant breach of data security or data privacy or disruptions to our information technology systems; risks associated with international operations; the ability to protect intellectual property and preserve intellectual property rights; changes in third-party relationships; the effect of any changes in Viatris’ or its partners’ customer and supplier relationships and customer purchasing patterns; the impacts of competition; changes in the economic and financial conditions of Viatris or its partners; uncertainties and matters beyond the control of management, including general economic conditions; and the other risks described in Viatris’ filings with the Securities and Exchange Commission (SEC). Viatris routinely uses its website as a means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the SEC’s Regulation Fair Disclosure (Reg FD). Viatris undertakes no obligation to update these statements for revisions or changes after the date of this release other than as required by law.

Contacts:

MEDIA	INVESTORS

+1.724.514.1968	Bill Szablewski
Communications@viatris.com	+1.412.707.2866
InvestorRelations@viatris.com
Jennifer Mauer	William.Szablewski@viatris.com
Jennifer.Mauer@viatris.com

Matt Klein
Matthew.Klein@viatris.com

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